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                                                                       EXHIBIT 6

[NEW WEST EYEWORKS LOGO]


March 11, 1998



Mr. James W. Krause
Chairman, President and CEO
National Vision Associates, Ltd.
296 Grayson Highway, Suite A
Lawrenceville, GA   30045-5750


Re:      Confidentiality Agreement


Dear Mr. Krause:

         We have advised you that F.M. Roberts & Company, Inc. ("F.M. Roberts & Company") is acting on behalf of New West Eyeworks, Inc. (the "Company") and that the Company has requested F.M. Roberts & Company to furnish you with certain information that the Company has prepared to assist you in making an evaluation of the business and prospects of the Company in connection with a possible transaction or series of transactions involving the Company. As a condition to the Company's furnishing such information or causing such information to be furnished to you, you agree to treat confidentially such information and any other information the Company or its agents furnish to you, including but not limited to any information obtained by meeting with Company personnel, whether furnished before or after the date of this letter (the "Information"), together with all analyses, compilations, studies or other documents or records prepared by you, your directors, officers, employees, agents, advisors, subsidiaries, affiliates or representatives (collectively, "Representatives"), that contain or otherwise reflect or are generated from such Information (the "Studies" and, together with the Information, the "Material").

         You agree that the Material will not be used other than in connection with the purpose described above, and that the Material will be kept confidential by you and your Representatives; provided, however, that (i) any Material may be disclosed to your Representatives who need to know such Material for the purpose described above (it being understood that such Representatives shall be informed by you of the confidential nature of such Material and shall agree to be bound by the terms of this letter agreement as if they were parties hereto) and (ii) any disclosure of such Material may be made if required by law or legal process (written notice of which shall be given to the Company as promptly as practicable prior to the disclosure thereof) or if an executive officer of the Company consents in writing to such disclosure.




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NEW WEST EYEWORKS, INC.
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Mr. James W. Krause
March 11, 1998
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         You and your Representatives shall refrain from using the Material in any way detrimental to the Company, and from disclosing or making available any Material to any other person for any purpose, other than as specifically provided herein. You agree to be responsible for enforcing the terms of this letter agreement as to your Representatives and the confidentiality of the Material and to take such action, legal or otherwise, to the extent necessary or appropriate to cause them to comply with the terms and conditions of this letter agreement and thereby prevent any disclosure of the Material by any of your Representatives (including but not limited to all actions that you would take to protect your own trade secrets and confidential information).

         Without the prior consent of the Company, you will not, and will direct your Representatives not to, disclose to any person the fact that the Material has been made available to you or that you have inspected any portion of the Material or the fact that discussions between the Company and you are taking place or any facts with respect to these discussions, including the status thereof. Notwithstanding the foregoing, you may make any such disclosure which, based on the written determination of independent outside counsel, is required or advisable under applicable laws or any securities listing agreement to which you are a party. In no event will you make any such disclosure without notifying the Company, in writing, prior to your anticipated disclosure, allowing the Company reasonable time under the circumstances to make its own disclosure and to co-ordinate the release of its disclosure, if any, with yours. The term "person" as used in this letter shall be broadly interpreted to include, without limitation, any individual, group or entity.

         The term "Information" does not include information that (i) becomes generally available to the public other than as a result of a disclosure by you or your Representatives, (ii) was available to you on a non-confidential basis prior to its disclosure to you by the Company or its representatives or (iii) becomes available to you on a non-confidential basis from a source other than the Company or its representatives, provided that such source is not bound by a confidentiality agreement with the Company or its representatives or otherwise prohibited from transmitting the Information to you by a contractual, legal or fiduciary obligation. The fact that Information included in the Material is or becomes otherwise available to you and your Representatives pursuant to clauses
(i), (ii) or (iii) of this paragraph shall not relieve you and your Representatives of the prohibitions of the preceding paragraphs or, with respect to the balance of the Material, the confidentiality provisions of this letter agreement.

         If you or any of your Representatives are requested or required as a result of a judicial or regulatory proceeding (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose or make any disclosure contrary to the terms of this letter agreement, you agree to provide the Company with prompt notice thereof so that the Company may seek an appropriate protective order. If a protective order has not been


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Mr. James W. Krause
March 11, 1998
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obtained after the Company has had sufficient time to secure the same in light of the circumstances under which such order is sought, and you or any of your Representatives are compelled to disclose any Material to any tribunal, regulatory authority or agency or third party claimant or else stand liable for contempt or suffer any similar censure, sanction or penalty, then you and such Representatives may disclose such information to the extent required to such tribunal, regulatory authority or agency or third party claimant without liability hereunder.

         All Material and all copies, extracts and other reproductions thereof, including copies in the possession or control of any of your Representatives, is and shall remain the property of the Company. If you do not consummate a transaction or series of transactions with the Company or if the Company so requests, you shall deliver to the Company, or destroy at the Company's option, all such Material as promptly as practicable. You agree to provide the Company with a written certification of the delivery to the Company, or the destruction, of all such Material upon receipt of a written request therefor from the Company.

         Although the Company will endeavor to provide you with Information that is known to it and that it believes to be accurate and relevant for the purposes of your investigation of a possible transaction or series of transactions with the Company, you understand that neither the Company nor F.M. Roberts & Company makes any representation, warranty or covenant, express or implied, as to the accuracy or completeness of any of the Material. Only those particular representations, warranties and covenants that the Company may make to you in any definitive agreement relating to such transaction or transactions (a "Definitive Agreement"), when, as and if executed, and subject to such limitations and restrictions as may be specified therein, shall have any legal effect. You therefore agree to rely solely on your own investigation in evaluating such transaction or transactions and that neither the Company nor F.M. Roberts & Company nor any of their respective directors, officers, employees, agents, stockholders, advisors, subsidiaries, affiliates or representatives shall have any liability to you or any of your Representatives resulting from the use of the Material by you or your Representatives. In addition, the Company and F.M. Roberts & Company expressly reserve the right, without giving reasons therefor, to terminate discussions with you and any and all other persons, to reject any and all proposals, and to negotiate with any person, with respect to a possible transaction or series of transactions involving the Company.

         For a period of one year from the date of this letter agreement, and other than pursuant to the terms of a Definitive Agreement between you and the undersigned, you and your Representatives shall not, directly or indirectly, and you shall cause any person controlled by you not to:

                  (i) acquire, or offer to agree to acquire, directly or indirectly, by purchase or otherwise, any securities of the Company (including but not limited to direct or indirect rights or options to acquire any securities of the Company), except by way of stock dividends or other distributions made on a pro rata basis with respect to securities of the Company acquired by you prior to the date of this letter agreement;




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Mr. James W. Krause
March 11, 1998
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                  (ii) solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended) of proxies or consents with respect to securities of the Company with regard to any matter;

                  (iii) seek to control or influence the management, Board of Directors or policies of the Company, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company, or induce, attempt to induce or in any manner assist any other person in initiating any stockholder proposal or a tender or exchange offer for securities of the Company or any change of control of the Company, or for the purpose of convening a stockholders' meeting of the Company;

                  (iv) acquire or agree to acquire, by purchase or otherwise, more than 1% of any class of equity securities of any entity which, prior to the time you acquire more than 1% of such class, is publicly disclosed (by filing with the Securities and Exchange Commission or otherwise), or is otherwise known to you, to be the beneficial owner of more than 5% of the outstanding common stock of the Company;

                  (v) make any public announcement (except in accordance with the terms of this letter agreement) or make any written or oral proposal or invitation to discuss any possibility, intention, plan or arrangement relating to a tender or exchange offer for securities of the Company or a business combination (or other similar transaction which would result in a change of control), sale of securities or assets, liquidation or other extraordinary corporate transaction between you or any of your Representatives and the Company or take any action that might require the Company to make a public announcement regarding any of the foregoing;

                  (vi) deposit any securities of the Company in a voting trust or subject any securities of the Company to any arrangement or agreement with respect to the voting of securities of the Company; or

                  (vii) form, join or in any way participate in a partnership, limited partnership, syndicate or other group (or otherwise act in concert with any other person) for the purpose of acquiring, holding, voting or disposing of securities of the Company or taking any other actions restricted or prohibited under clauses (i) through (vi) above, or announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under clauses (i) through (vi) above.

         In addition, you hereby acknowledge that you are aware, and that you will advise your Representatives who are informed as to the matters which are the subject of this letter agreement, that the United States securities laws prohibit any person who has material, non-public information concerning the matters that are the subject of this letter agreement from purchasing or selling securities of the Company or any other entity that may become a party to a transaction of a type


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Mr. James W. Krause
March 11, 1998
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contemplated by this letter agreement or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         It is agreed that you shall not, for a period of two years from the date of this letter agreement, directly or indirectly hire, solicit or encourage any executive employee of the Company or any subsidiary or affiliate of the Company to either leave the employment or cease working for the Company and/or the subsidiary and/or affiliate. For the purposes hereof, executive employees means all officers and directors of the Company. Except with the written permission of the chairman of the Company, you agree that neither you nor your Representatives shall contact any officers, employees or affiliates of the Company, directly or indirectly, with respect to any of the Material or with respect to the possible transaction or series of transactions involving the Company.

         It is further understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

         It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this letter agreement by you and that the Company shall be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedy for your breach of this letter agreement but shall be in addition to all other remedies available to the Company at law or in equity. In the event either party is required to engage in legal proceedings to protect its rights under this letter agreement, and either party or any of their Representatives is found to be in violation of the terms of this letter agreement, the losing party shall be entitled to reasonable legal fees and disbursements incurred by it in such proceedings.

         This letter agreement may be waived, amended or modified only by an instrument in writing signed by the party against which such waiver, amendment or modification is sought to be enforced. If any provision of this letter agreement shall for any reason be adjudged to be void, invalid or unenforceable, the remainder of this letter agreement shall continue and remain in full force and effect. You shall not be entitled to assign this letter agreement without the prior written consent of the Company. This letter agreement constitutes the entire agreement between the parties regarding the treatment of the Material and shall inure to and be binding upon the parties and their respective successors and permitted assigns. This letter agreement shall be construed and enforced in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other state, shall remain in full force and effect for a period of two (2) years following the consummation or termination of your evaluation of the business and prospects of the Company or of any proposed transaction or series of transactions between you and the Company.




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NEW WEST EYEWORKS, INC.
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Mr. James W. Krause
March 11, 1998
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         This letter agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The execution of counterparts shall not be deemed to constitute delivery of this letter agreement by any party until all of the parties have executed and delivered their respective counterparts.


                                       Very truly yours,

                                       NEW WEST EYEWORKS, INC.



                                       By: /s/ Byron S. Krantz
                                          ------------------------------------
                                          Byron S. Krantz, its Secretary



AGREED TO AND ACCEPTED BY:

NATIONAL VISION ASSOCIATES, LTD.


By:  /s/ Mitchell Goodman
    ---------------------------------
Name:  Mitchell Goodman
     --------------------------------
Title: Vice President General Counsel
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